Exhibit 99.1

A Proposals — The Board recommends a vote FOR the Susquehanna merger proposal and FOR the Susquehanna adjournment proposal. 046IPD 1. Susquehanna merger proposal: Proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 23, 2025, by and between Susquehanna Community Financial, Inc. (“Susquehanna”) and Citizens & Northern Corporation (“C&N”), which provides for, among other things, the merger of Susquehanna with and into C&N. 2. Susquehanna adjournment proposal: Proposal to adjourn the Susquehanna special meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes at the time of the Susquehanna special meeting to approve the Susquehanna merger proposal. For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. 2025 Special Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 1UPX MMMMMMMMMMMM MMMMMMMMM 1234 5678 9012 345 652788 If no electronic voting, delete QR code and control # 000001MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM Online Go to www.envisionreports.com/SQCF or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada You may vote online or by phone instead of mailing this card. Your vote matters – here’s how to vote! Votes submitted electronically must be received by September 16, 2025 at 10:00am, local time.

Special Meeting of Shareholders September 18, 2025, 10:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SUSQUEHANNA COMMUNITY FINANCIAL, INC. The undersigned, revoking all prior proxies, hereby appoints Donna K. Bennett and Jill D. Shambach, or either of them, my true and lawful attorney(s) with full power of substitution for me and in my name, place and stead, to vote all stock of the undersigned at the 2025 Special Meeting of Shareholders of Susquehanna Community Financial, Inc. to be held virtually via the Internet at www.meetnow.global/MWKCZSK, on Thursday, September 18, 2025, at 10:00 a.m., Eastern Time, and at all adjournments thereof. The Board of Directors recommends a vote FOR the Susquehanna merger proposal and FOR the Susquehanna adjournment proposal. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR THE SUSQUEHANNA MERGER PROPOSAL, FOR THE SUSQUEHANNA ADJOURNMENT PROPOSAL, AND UPON THE TRANSACTION OF SUCH OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING, IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. Revocable Proxy - Susquehanna Community Financial, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at: www.envisionreports.com/SQCF. The 2025 Special Meeting of Shareholders of Susquehanna Community Financial, Inc. will be held on September 18, 2025 at 10:00 am EST, virtually via the Internet at www.meetnow.global/MWKCZSK. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.